Exhibit 99.1

ARGAN, INC.

RESULTS OF VOTING

2022 ANNUAL MEETING OF THE STOCKHOLDERS OF ARGAN, INC.

June 21, 2022

(1)The election of the following nine (9) directors to the Board of Directors of the Company, each to serve until the 2023 Annual Meeting of Stockholders and until his/her successor has been elected and qualified or until his/her earlier resignation, death or removal.

The results of the voting were as follows:

NAME OF DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES
Rainer H. Bosselmann	11,618,054	381,496	1,306,943
Cynthia A. Flanders	11,483,209	516,341	1,306,943
Peter W. Getsinger	11,776,976	222,574	1,306,943
William F. Griffin, Jr.	11,743,312	256,238	1,306,943
John R. Jeffrey, Jr.	11,704,020	295,530	1,306,943
Mano S. Koilpillai	11,649,320	350,230	1,306,943
William F. Leimkuhler	11,478,034	521,516	1,306,943
W.G. Champion Mitchell	11,541,314	458,236	1,306,943
James W. Quinn	11,407,619	591,931	1,306,943

(2)The nonbinding advisory approval of the Company’s executive compensation (the “say-on-pay” vote).

The result of the voting was as follows:

For	Against	Abstain	Broker Non-Votes
11,475,552	418,174	105,824	1,306,943

(3)The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the year ending January 31, 2023.

The result of the voting was as follows:

For	Against	Abstain
13,258,701	42,739	5,053